Exhibit 99.01

Contacts:	Investors	Media
	Jessica Kourakos	Allison Green
	Intuit Inc.	Intuit Inc.
	(650) 944-5401	(650) 944-2512
	Jessica_Kourakos@intuit.com	Allison_green@intuit.com

Intuit Fiscal ‘04 Revenue Grows 13 Percent to Record $1.9 Billion

Fourth-Quarter Revenue Also Rises 13 Percent

MOUNTAIN VIEW, Calif. – Aug. 18, 2004 – Intuit Inc. (Nasdaq: INTU) today announced results for its fourth quarter and fiscal 2004, which ended July 31, 2004.

      “Intuit again delivered solid growth for the quarter and year,” said Steve Bennett, Intuit’s president and chief executive officer. “TurboTax and Small Business Products and Services – our two largest segments – had particularly strong years. Looking ahead, we expect our portfolio to deliver steady revenue and strong profit growth.”

Fiscal 2004 Financial Highlights

•	Revenue of $1.87 billion increased 13 percent from fiscal 2003. Growth was driven by solid performance in Intuit’s TurboTax and Small Business Products and Services segments.

•	Intuit’s pro forma net income of $335.1 million increased 14 percent from fiscal 2003. Pro forma diluted earnings per share of $1.67 grew 20 percent over the year-ago period.

•	On a GAAP (Generally Accepted Accounting Principles) basis, Intuit had net income of $317.0 million, down 8 percent from $343.0 million in fiscal 2003. This represents $1.58 per diluted share versus $1.63 per diluted share in fiscal 2003, a decrease of 3 percent. Last year’s GAAP results benefited from a $71.0 million after-tax gain on the sale of Intuit’s Japanese subsidiary.

Fiscal 2004 Business Segment Revenue Growth

•	QuickBooks revenue grew 12 percent over fiscal 2003 to $272.6 million.

•	Small Business Products and Services revenue increased 20 percent over fiscal 2003 to $544.6 million. This unit includes payroll, supplies, technical support and information technology solutions.

•	TurboTax revenue grew 16 percent over the prior-year period to $490.0 million.

•	Professional Accounting Solutions revenue increased 3 percent over fiscal 2003 to $251.9 million.

•	Vertical Business Management Solutions revenue grew 15 percent over the prior-year period to $109.1 million.

•	Revenue from Other Businesses, which includes Quicken and Canada, was up 4 percent year-over-year to $199.5 million.

Fourth-Quarter 2004 Highlights

•	Revenue of $275.9 million increased 13 percent from the year-ago quarter. Growth was primarily driven by strong performance in Intuit’s Small Business Products and Services segment.

•	Intuit had a pro forma net loss of $11.4 million versus a pro forma net loss of $10.7 million in the year-ago quarter. Intuit typically posts a seasonal loss in its fourth quarter when it has little revenue from its tax businesses but expenses remain constant. The fourth-quarter pro forma diluted loss per share was $0.06 versus a loss of $0.05 in the fourth quarter of fiscal 2003, reflecting a lower share count in the fourth quarter 2004.

•	On a GAAP basis, Intuit had a net loss of $42.1 million versus a loss of $24.7 million in the year-ago quarter. This represents a loss of $0.22 per diluted share versus a loss of $0.12 in the fourth quarter of fiscal 2003. The fourth-quarter 2004 GAAP results included a goodwill impairment charge of $18.7 million, or $0.10 per diluted share, for its public sector business management solutions business.

Intuit to Sell Public Sector Solutions Business

     Intuit said it has decided to sell its public sector business management solutions business. “Intuit is very rigorous about managing our portfolio so that we’re always focused on the right growth opportunities,” said Bennett. “Over the past several years, we’ve made a number of changes to our portfolio – acquiring or developing businesses that fit our growth criteria and exiting those that don’t. A combination of industry dynamics, our competitive position and our other opportunities make this the right decision for Intuit. We like our other verticals businesses and are pleased with the solid revenue and profit growth they’re delivering.”

     Intuit Public Sector Solutions (IPSS) contributed $13 million in revenue in fiscal 2004. Without the business, Intuit’s verticals portfolio had 17 percent revenue growth in fiscal 2004.

     While IPSS performance is included in the results Intuit reported today and will be included in its upcoming Form 10-K, it will be treated as a discontinued business in future financial filings, as required. As a result, Intuit did not include past or future results from the IPSS business when it developed pro forma first-quarter and fiscal year 2005 guidance, but have included it in GAAP EPS guidance.

Forward-Looking Guidance for Fiscal 2005

     Intuit provided more detail on its financial guidance for fiscal 2005, which will end July 31, 2005:

•	Revenue of $1.97 billion to $2.02 billion, or year-over-year growth of approximately 6 percent to 9 percent.

•	Pro forma operating income of $535 million to $559 million, or growth of approximately 12 percent to 17 percent over fiscal 2004. On a GAAP basis, operating income is expected to be $503 million to $527 million, or growth of approximately 14 percent to 20 percent over fiscal 2004 excluding IPSS.

•	Pro forma diluted earnings per share of $1.93 to $2.01, or growth of approximately 15 percent to 20 percent over fiscal 2004. On a GAAP basis, including IPSS, diluted EPS is expected to be $1.82 to $1.90, up approximately 15 percent to 20 percent from fiscal 2004.

Forward-Looking Guidance for First-Quarter 2005

     Although financial analysts have developed their own estimates for Intuit’s first-quarter 2005, Intuit has not previously issued guidance for the quarter. Intuit’s expected results for the first quarter of fiscal 2005, which will end October 31, 2004, are:

•	Revenue of $251 million to $263 million, or year-over-year growth of 5 percent to 10 percent.

•	A pro forma operating loss of $85 million to $75 million and a GAAP operating loss of $93 million to $83 million. Intuit typically posts a seasonal loss in its first quarter when it has little revenue from its tax businesses but expenses remain constant.

•	A pro forma net loss per diluted share of $0.29 to $0.25 and a GAAP net loss per diluted share of $0.32 to $0.28, including IPSS.

Conference Call Scripts, Webcast and Conference Call Information

     The script that accompanies Intuit’s conference call and a live audio webcast of the call is available at http://www.intuit.com/about_intuit/investors/webcast_events.html. The call begins today at 1:30 p.m. (PDT). The replay of the audio webcast will remain on Intuit’s Web site for one week after the conference call. This press release, including the tables, is available at that site and any other supplemental financial and statistical information required to be posted, including pro forma reconciliations, will be posted to that site.

     The conference call number is (888) 243-0813 in the United States and (703) 925-2400 from international locations. No reservation or access code is needed. A replay of the call will be available for one week by calling (888) 266-2081 in the United States and (703) 925-2533 from international locations. The access code is 520520.

Intuit, the Intuit logo, Quicken, QuickBooks, and TurboTax, among others, are registered trademarks and/or registered service marks of Intuit Inc. in the United States and other countries.

About pro forma, or non-GAAP, financial measures

Intuit’s management believes that the pro forma financial measures it uses provide meaningful supplemental information regarding Intuit’s core operating results because they exclude amounts that are not necessarily related to Intuit’s core operating results. Intuit’s management refers to these pro forma financial measures in assessing the performance of Intuit’s ongoing operations and for planning and forecasting in future periods. These pro forma financial measures also facilitate management’s internal comparisons to Intuit’s historical operating results. In addition, Intuit has historically reported similar pro forma financial measures and believes that the inclusion of comparative numbers provides consistency in its financial reporting. Intuit computes pro forma financial measures using the same consistent method from quarter to quarter and year to year.

Intuit computes its pro forma, or non-GAAP, financial measures using the same consistent method from quarter to quarter and year to year. Pro forma operating income excludes acquisition-related charges, such as amortization of intangibles and impairment charges, as well as amortization of purchased software and charges for purchased research and development. Pro forma net income and diluted earnings per share exclude discontinued operations, gains and losses on marketable securities and other investments, as well as the tax effects of these transactions. These pro forma financial measures are not prepared in accordance with generally accepted accounting principles and likely are different from non-GAAP or pro forma financial measures used by other companies. The accompanying tables and fact sheet have more details on Intuit’s historical performance and financial projections, the GAAP financial measures that are most directly comparable to Intuit’s pro forma financial measures, and the reconciliation of pro forma financial measures to GAAP.

Cautions About Forward-Looking Statements

This press release contains forward-looking statements, including forecasts of our expected financial results. Mr. Bennett’s statement regarding our expectations for delivering steady revenue and strong profit growth and all of the statements under the headings “Forward-Looking Guidance for Fiscal 2005,” and “Forward-Looking Guidance for First Quarter Fiscal 2005” are forward-looking statements. A number of risks and uncertainties may cause our actual results to differ materially from our expressed expectations. Some of the important factors that could cause our results to differ include the following: product introductions and price competition from our competitors, including competition from Microsoft in our software businesses and governmental encroachment in our tax businesses, can have unpredictable negative effects on our revenue, profitability and market position; we are implementing new information systems and problems with the design or implementation of these new systems could interfere with our ability to ship and deliver products and gather information to effectively manage our business; revenue growth for some of our products is slowing and we must successfully introduce new products and services to meet our growth and profitability objectives; our new product offerings may not succeed or they may negatively impact our profitability if customers elect to purchase lower-priced simplified offerings; our revenue and earnings are highly seasonal and may cause significant quarterly fluctuations in our financial results; litigation involving intellectual property, antitrust, shareholder and other matters may increase our costs; and our failure to maintain reliable and responsive service levels for our offerings could cause us to lose customers and negatively impact our revenues and profitability. More details about these and other risks that may impact our business are included in our Form 10-K for fiscal 2003 and in subsequent Form 10-Q, and other SEC filings. You can locate these reports through our website at http://www.intuit.com/about_intuit/investors. We do not undertake any duty to update the information in this press release except as otherwise required by law.

Table A1
INTUIT INC.
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	July 31,		July 31,
	2003	2004	2003	2004
Net revenue:
Product	$158,821	$175,301	$1,129,839	$1,220,084
Service	67,088	79,322	451,652	575,959
Other	19,188	21,270	69,252	71,620

Total net revenue	245,097	275,893	1,650,743	1,867,663

Costs and expenses:
Cost of revenue:
Cost of product revenue	28,003	27,112	173,800	172,059
Cost of service revenue	36,334	40,819	149,538	162,176
Cost of other revenue	5,224	7,701	20,626	27,362
Amortization of purchased software [B]	3,639	3,421	13,796	13,456
Customer service and technical support	37,684	42,020	178,949	195,073
Selling and marketing	68,664	73,837	324,389	369,136
Research and development	63,612	65,298	255,821	281,129
General and administrative	36,591	47,040	148,855	183,080
Charge for purchased research and development [C]	—	—	8,859	—
Charge (credit) for vacant facilities	(1,069)	729	(1,069)	729
Acquisition-related charges [D]	6,932	23,916	33,947	43,136

Total costs and expenses	285,614	331,893	1,307,511	1,447,336

Income (loss) from continuing operations	(40,517)	(56,000)	343,232	420,327
Interest and other income	13,945	11,410	38,694	30,844
Gains on marketable securities and other investments, net	818	1,385	10,912	1,729

Income (loss) from continuing operations before income taxes	(25,754)	(43,205)	392,838	452,900
Income tax (benefit) provision [E]	(1,066)	(1,101)	129,636	135,870

Net income (loss) from continuing operations	(24,688)	(42,104)	263,202	317,030
Discontinued operations, net of income taxes:
Gain on disposal of Quicken Loans discontinued operations [F]	—	—	5,556	—
Net income from Intuit KK discontinued operations [G]	—	—	3,267	—
Gain on disposal of Intuit KK discontinued operations [G]	—	—	71,009	—

Net income from discontinued operations	—	—	79,832	—

Net income (loss)	$(24,688)	$(42,104)	$343,034	$317,030

Basic net income (loss) per share from continuing operations	$(0.12)	$(0.22)	$1.28	$1.62
Basic net income per share from discontinued operations	—	—	0.39	—

Basic net income (loss) per share	$(0.12)	$(0.22)	$1.67	$1.62

Shares used in basic per share amounts	201,819	190,893	205,294	195,455

Diluted net income (loss) per share from continuing operations	$(0.12)	$(0.22)	$1.25	$1.58
Diluted net income per share from discontinued operations	—	—	0.38	—

Diluted net income (loss) per share	$(0.12)	$(0.22)	$1.63	$1.58

Shares used in diluted per share amounts	201,819	190,893	210,955	200,081

See accompanying Notes.

Table A2
INTUIT INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	July 31,		July 31,
	2003	2004	2003	2004
Net revenue:
Product	$158,821	$175,301	$1,129,839	$1,220,084
Service	67,088	79,322	451,652	575,959
Other	19,188	21,270	69,252	71,620

Total net revenue	245,097	275,893	1,650,743	1,867,663

Costs and expenses:
Cost of revenue:
Cost of product revenue	28,003	27,112	173,800	172,059
Cost of service revenue	36,334	40,819	149,538	162,176
Cost of other revenue	5,224	7,701	20,626	27,362
Customer service and technical support	37,684	42,020	178,949	195,073
Selling and marketing	68,664	73,837	324,389	369,136
Research and development	63,612	65,298	255,821	281,129
General and administrative	36,591	47,040	148,855	183,080
Charge (credit) for vacant facilities	(1,069)	729	(1,069)	729

Total costs and expenses	275,043	304,556	1,250,909	1,390,744

Income (loss) from operations	(29,946)	(28,663)	399,834	476,919
Interest and other income	13,945	11,410	38,694	30,844

Income (loss) before income taxes	(16,001)	(17,253)	438,528	507,763
Income tax (benefit) provision	(5,280)	(5,866)	144,714	172,639

Net income (loss)	$(10,721)	$(11,387)	$293,814	$335,124

Basic net income (loss) per share	$(0.05)	$(0.06)	$1.43	$1.71

Shares used in basic per share amounts	201,819	190,893	205,294	195,455

Diluted net income (loss) per share	$(0.05)	$(0.06)	$1.39	$1.67

Shares used in diluted per share amounts	201,819	190,893	210,955	200,081

The pro forma, or non-GAAP, financial measures above should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with generally accepted accounting principles (“GAAP”). These pro forma financial measures are not prepared in accordance with GAAP and likely are different from pro forma financial measures used by other companies. Intuit’s management believes that these pro forma financial measures provide meaningful supplemental information regarding Intuit’s core operating results because they exclude amounts that are not necessarily related to Intuit’s core operating results. Intuit’s management refers to these pro forma financial measures in assessing the performance of Intuit’s ongoing operations and for planning and forecasting in future periods. These pro forma financial measures also facilitate management’s internal comparisons to Intuit’s historical operating results. In addition, Intuit has historically reported similar pro forma financial measures and believes that the inclusion of comparative numbers provides consistency in its financial reporting. Intuit computes pro forma financial measures using the same consistent method from quarter to quarter and year to year. See Tables B1 and B2 for reconciliations of these pro forma financial measures to GAAP.

Table B1
INTUIT INC.
RECONCILIATION OF PRO FORMA FINANCIAL MEASURES
TO GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS [A]-[G]
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Three Months Ended
	July 31, 2003			July 31, 2004
	Pro			Pro
	Forma	Adjmts [A]	GAAP	Forma	Adjmts [A]	GAAP
Net revenue:
Product	$158,821	$—	$158,821	$175,301	$—	$175,301
Service	67,088	—	67,088	79,322	—	79,322
Other	19,188	—	19,188	21,270	—	21,270

Total net revenue	245,097	—	245,097	275,893	—	275,893

Costs and expenses:
Cost of revenue:
Cost of product revenue	28,003	—	28,003	27,112	—	27,112
Cost of service revenue	36,334	—	36,334	40,819	—	40,819
Cost of other revenue	5,224	—	5,224	7,701	—	7,701
Amortization of purchased software	—	3,639 [B]	3,639	—	3,421 [B]	3,421
Customer service and technical support	37,684	—	37,684	42,020	—	42,020
Selling and marketing	68,664	—	68,664	73,837	—	73,837
Research and development	63,612	—	63,612	65,298	—	65,298
General and administrative	36,591	—	36,591	47,040	—	47,040
Charge for purchased research and development	—	—	—	—	—	—
Charge (credit) for vacant facilities	(1,069)	—	(1,069)	729	—	729
Acquisition-related charges	—	6,932 [D]	6,932	—	23,916 [D]	23,916

Total costs and expenses	275,043	10,571	285,614	304,556	27,337	331,893

Income (loss) from continuing operations	(29,946)	(10,571)	(40,517)	(28,663)	(27,337)	(56,000)
Interest and other income	13,945	—	13,945	11,410	—	11,410
Gains on marketable securities and other investments, net	—	818	818	—	1,385	1,385

Income (loss) from continuing operations before income taxes	(16,001)	(9,753)	(25,754)	(17,253)	(25,952)	(43,205)
Income tax (benefit) provision	(5,280)	4,214	(1,066)	(5,866)	4,765	(1,101)

Net income (loss) from continuing operations	(10,721)	(13,967)	(24,688)	(11,387)	(30,717)	(42,104)
Discontinued operations, net of income taxes:
Gain on disposal of Quicken Loans discontinued operations	—	—	—	—	—	—
Net income from Intuit KK discontinued operations	—	—	—	—	—	—
Gain on disposal of Intuit KK discontinued operations	—	—	—	—	—	—

Net income from discontinued operations	—	—	—	—	—	—

Net income (loss)	$(10,721)	$(13,967)	$(24,688)	$(11,387)	$(30,717)	$(42,104)

Basic net income (loss) per share from continuing operations	$(0.05)		$(0.12)	$(0.06)		$(0.22)
Basic net income per share from discontinued operations	—		—	—		—

Basic net income (loss) per share	$(0.05)		$(0.12)	$(0.06)		$(0.22)

Shares used in basic per share amounts	201,819		201,819	190,893		190,893

Diluted net income (loss) per share from continuing operations	$(0.05)		$(0.12)	$(0.06)		$(0.22)
Diluted net income per share from discontinued operations	—		—	—		—

Diluted net income (loss) per share	$(0.05)		$(0.12)	$(0.06)		$(0.22)

Shares used in diluted per share amounts	201,819		201,819	190,893		190,893

The pro forma, or non-GAAP, financial measures above should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with generally accepted accounting principles (“GAAP”). These pro forma financial measures are not prepared in accordance with GAAP and likely are different from pro forma financial measures used by other companies. Intuit’s management believes that these pro forma financial measures provide meaningful supplemental information regarding Intuit’s core operating results because they exclude amounts that are not necessarily related to Intuit’s core operating results. Intuit’s management refers to these pro forma financial measures in assessing the performance of Intuit’s ongoing operations and for planning and forecasting in future periods. These pro forma financial measures also facilitate management’s internal comparisons to Intuit’s historical operating results. In addition, Intuit has historically reported similar pro forma financial measures and believes that the inclusion of comparative numbers provides consistency in its financial reporting. Intuit computes pro forma financial measures using the same consistent method from quarter to quarter and year to year. See Notes [A] through [G] for details.

Table B2
INTUIT INC.
RECONCILIATION OF PRO FORMA FINANCIAL MEASURES
TO GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS [A]-[G]
(In thousands, except per share amounts)
(Unaudited)

	Twelve Months Ended				Twelve Months Ended
	July 31, 2003				July 31, 2004
	Pro				Pro
	Forma	Adjmts	[A]	GAAP	Forma	Adjmts [A]	GAAP
Net revenue:
Product	$1,129,839	$—		$1,129,839	$1,220,084	$—	$1,220,084
Service	451,652	—		451,652	575,959	—	575,959
Other	69,252	—		69,252	71,620	—	71,620

Total net revenue	1,650,743	—		1,650,743	1,867,663	—	1,867,663

Costs and expenses:
Cost of revenue:
Cost of product revenue	173,800	—		173,800	172,059	—	172,059
Cost of service revenue	149,538	—		149,538	162,176	—	162,176
Cost of other revenue	20,626	—		20,626	27,362	—	27,362
Amortization of purchased software	—	13,796	[B]	13,796	—	13,456 [B]	13,456
Customer service and technical support	178,949	—		178,949	195,073	—	195,073
Selling and marketing	324,389	—		324,389	369,136	—	369,136
Research and development	255,821	—		255,821	281,129	—	281,129
General and administrative	148,855	—		148,855	183,080	—	183,080
Charge for purchased research and development	—	8,859	[C]	8,859	—	—	—
Charge (credit) for vacant facilities	(1,069)	—		(1,069)	729	—	729
Acquisition-related charges	—	33,947	[D]	33,947	—	43,136 [D]	43,136

Total costs and expenses	1,250,909	56,602		1,307,511	1,390,744	56,592	1,447,336

Income (loss) from continuing operations	399,834	(56,602)		343,232	476,919	(56,592)	420,327
Interest and other income	38,694	—		38,694	30,844	—	30,844
Gains on marketable securities and other investments, net	—	10,912		10,912	—	1,729	1,729

Income (loss) from continuing operations before income taxes	438,528	(45,690)		392,838	507,763	(54,863)	452,900
Income tax (benefit) provision	144,714	(15,078)		129,636	172,639	(36,769)	135,870

Net income (loss) from continuing operations	293,814	(30,612)		263,202	335,124	(18,094)	317,030
Discontinued operations, net of income taxes:
Gain on disposal of Quicken Loans discontinued operations	—	5,556	[F]	5,556	—	—	—
Net income from Intuit KK discontinued operations	—	3,267	[G]	3,267	—	—	—
Gain on disposal of Intuit KK discontinued operations	—	71,009	[G]	71,009	—	—	—

Net income from discontinued operations	—	79,832		79,832	—	—	—

Net income (loss)	$293,814	$49,220		$343,034	$335,124	$(18,094)	$317,030

Basic net income (loss) per share from continuing operations	$1.43			$1.28	$1.71		$1.62
Basic net income per share from discontinued operations	—			0.39	—		—

Basic net income (loss) per share	$1.43			$1.67	$1.71		$1.62

Shares used in basic per share amounts	205,294			205,294	195,455		195,455

Diluted net income (loss) per share from continuing operations	$1.39			$1.25	$1.67		$1.58
Diluted net income per share from discontinued operations	—			0.38	—		—

Diluted net income (loss) per share	$1.39			$1.63	$1.67		$1.58

Shares used in diluted per share amounts	210,955			210,955	200,081		200,081

The pro forma, or non-GAAP, financial measures above should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with generally accepted accounting principles (“GAAP”). These pro forma financial measures are not prepared in accordance with GAAP and likely are different from pro forma financial measures used by other companies. Intuit’s management believes that these pro forma financial measures provide meaningful supplemental information regarding Intuit’s core operating results because they exclude amounts that are not necessarily related to Intuit’s core operating results. Intuit’s management refers to these pro forma financial measures in assessing the performance of Intuit’s ongoing operations and for planning and forecasting in future periods. These pro forma financial measures also facilitate management’s internal comparisons to Intuit’s historical operating results. In addition, Intuit has historically reported similar pro forma financial measures and believes that the inclusion of comparative numbers provides consistency in its financial reporting. Intuit computes pro forma financial measures using the same consistent method from quarter to quarter and year to year. See Notes [A] through [G] for details.

INTUIT INC.
NOTES TO TABLES A1, B1 AND B2

[A]	Tables B1 and B2 reconcile the differences between the pro forma or non-GAAP financial measures, which are not prepared in accordance with generally accepted accounting principles (“GAAP”), and the GAAP condensed consolidated statements of operations for the three and twelve months ended July 31, 2003 and 2004. Pro forma operating income (loss) excludes certain cost and expense line items that are in the GAAP statement of operations. For example, for the line item “acquisition-related charges,” the number in the GAAP column is subtracted out of the pro forma column in calculating pro forma operating income or loss. Eliminating cost or expense items improves pro forma results compared to GAAP results. Pro forma net income (loss) starts with pro forma operating income or loss and then excludes certain non-operating gains and losses that are in the GAAP statement of operations. For example, for the line item “gains on marketable securities and other investments, net” the number in the GAAP column is taken out of the pro forma column in calculating pro forma net income or loss. Eliminating loss line items improves pro forma results compared to GAAP results. Eliminating gain line items decreases pro forma results compared to GAAP results.

[B]	We amortize the value of software and other technology assets that we receive in connection with certain acquisitions over their estimated useful lives.

[C]	In connection with certain acquisitions we determine the value of in-process projects under development for which technological feasibility has not been established. The value of each project is recorded as a charge for purchased research and development at the time of the acquisition. In the twelve months ended July 31, 2003, we recorded charges for purchased research and development totaling $8.9 million, primarily in connection with our acquisition of Blue Ocean Software, Inc. (now Intuit Information Technology Solutions).

[D]	Acquisition-related charges include amortization of purchased intangible assets and deferred compensation related to acquisitions as well as impairment charges. For the three and twelve months ended July 31, 2003, amortization of purchased intangible assets and deferred compensation was $6.9 million and $33.9 million and there were no impairment charges. For the three and twelve months ended July 31, 2004, amortization of purchased intangible assets and deferred compensation was $5.2 million and $24.4 million and there were impairment charges of $18.7 million.

[E]	Our effective tax rate for the three months ended July 31, 2003 differed from the federal statutory rate primarily due to the net effect of the benefit received from tax exempt interest income and various tax credits offset by state taxes. Our effective tax rate for the twelve months ended July 31, 2003 differed from the federal statutory rate primarily due to the net effect of the benefit received from tax exempt interest income and various tax credits offset by state taxes and acquisition-related charges recorded in the first quarter of fiscal 2003. Our effective tax rate for the three months ended July 31, 2004 differed from the federal statutory rate primarily due to the net effect of the benefit received from tax exempt interest income and various tax credits offset by state taxes, acquisition-related charges and deferred tax adjustments. Our effective tax rate for the twelve months ended July 31, 2004 differed from the federal statutory rate primarily due to the effect of reversals of reserves related to potential income tax exposures that have been resolved and to the factors cited for the three months ended July 31, 2004.

[F]	In July 2002, we sold our Quicken Loans mortgage business to Rock Acquisition Corporation and accounted for the sale as discontinued operations. In the first quarter of fiscal 2003, we sold our residual minority equity interest in Rock and recorded a gain of $5.6 million.

[G]	In February 2003, we sold our wholly owned Japanese subsidiary, Intuit KK, and accounted for the sale as discontinued operations. Accordingly, we have segregated the operating results of Intuit KK from continuing operations on our statement of operations for all periods prior to the sale. Revenue for Intuit KK for the three and six months ended January 31, 2003 was $16.2 million and $26.6 million. Net income before income taxes for Intuit KK for the three and six months ended January 31, 2003 was $5.3 million and $5.6 million. We recorded a gain on disposal of discontinued operations of $71.0 million, net of income taxes, in the third quarter of fiscal 2003.

Table C
INTUIT INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	July 31,	July 31,
	2003	2004
ASSETS
Current assets:
Cash and cash equivalents	$170,043	$27,249
Short-term investments	1,036,758	991,971
Accounts receivable, net	88,156	92,265
Deferred income taxes	34,824	31,473
Prepaid expenses and other current assets	33,082	50,542

Current assets before funds held for payroll customers	1,362,863	1,193,500
Funds held for payroll customers	306,007	323,041

Total current assets	1,668,870	1,516,541
Property and equipment, net	188,253	233,101
Goodwill, net	591,091	670,030
Purchased intangible assets, net	125,445	107,301
Long-term deferred income taxes	183,061	135,711
Loans to executive officers and other employees	19,690	15,809
Other assets	13,857	17,685

Total assets	$2,790,267	$2,696,178

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$56,786	$70,443
Accrued compensation and related liabilities	118,678	135,047
Deferred revenue	178,840	223,380
Income taxes payable	76,725	22,159
Other current liabilities	59,129	83,295

Current liabilities before payroll customer fund deposits	490,158	534,324
Payroll customer fund deposits	306,007	323,041

Total current liabilities	796,165	857,365
Long-term obligations	29,265	16,394
Stockholders’ equity	1,964,837	1,822,419

Total liabilities and stockholders’ equity	$2,790,267	$2,696,178

Table D1
INTUIT INC.
RECONCILIATION OF GUIDANCE FOR PRO FORMA FINANCIAL MEASURES
TO PROJECTED GAAP REVENUE, OPERATING INCOME, AND EPS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ending October 31, 2004
	Pro Forma				GAAP
	Range of Estimate				Range of Estimate
	From	To	Adjustments		From	To
Revenue	$251,000	$263,000	$—		$251,000	$263,000
Operating loss	(85,000)	(75,000)	(8,400)	[a]	(93,400)	(83,400)
Interest and other income	2,000	3,000	—		2,000	3,000
Diluted loss per share	$(0.29)	$(0.25)	$(0.03)	[b]	$(0.32)	$(0.28)
Shares	189,000	191,000	—		189,000	191,000

	Twelve Months Ending July 31, 2005
	Pro Forma				GAAP
	Range of Estimate				Range of Estimate
	From	To	Adjustments		From	To
Revenue	$1,966,000	$2,022,000	$—		$1,966,000	$2,022,000
Operating income	535,000	559,000	(32,400)	[c]	502,600	526,600
Interest and other income	17,000	20,000	—		17,000	20,000
Diluted earnings per share	$1.93	$2.01	$(0.11)	[d]	$1.82	$1.90
Shares	189,000	194,000	—		189,000	194,000

[a]	Reflects estimated adjustments for amortization of purchased software of approximately $3.4 million and amortization of purchased intangible assets of approximately $5.0 million for the three months ending October 31, 2004.

[b]	Net of related income tax expense, the pro forma adjustments in item [a] result in a $0.03 per diluted share adjustment for the three months ending October 31, 2004.

[c]	Reflects estimated adjustments for amortization of purchased software of approximately $13.6 million and amortization of purchased intangible assets of approximately $18.8 million for the twelve months ending July 31, 2005.

[d]	Net of related income tax expense, the pro forma adjustments in item [c] result in a $0.11 per diluted share adjustment for the twelve months ending July 31, 2005.

The pro forma, or non-GAAP, financial measures above should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with generally accepted accounting principles (“GAAP”). These pro forma financial measures are not prepared in accordance with GAAP and likely are different from pro forma financial measures used by other companies. Intuit’s management believes that these pro forma financial measures provide meaningful supplemental information regarding Intuit’s core operating results because they exclude amounts that are not necessarily related to Intuit’s core operating results. Intuit’s management refers to these pro forma financial measures in assessing the performance of Intuit’s ongoing operations and for planning and forecasting in future periods. These pro forma financial measures also facilitate management’s internal comparisons to Intuit’s historical operating results. In addition, Intuit has historically reported similar pro forma financial measures and believes that the inclusion of comparative numbers provides consistency in its financial reporting. Intuit computes pro forma financial measures using the same consistent method from quarter to quarter and year to year.

The reconciliations of the forward-looking pro forma financial measures to GAAP in this Table D1 include all information reasonably available to Intuit at the date of this press release. The adjustments in this table are those that management can predict. Intuit’s pro forma financial measures exclude acquisition-related charges, discontinued operations and gains and losses on marketable securities. Events that could cause the reconciliation to change include acquisitions and divestitures of businesses, goodwill and other asset impairments and sales of marketable securities.

TABLE D2
INTUIT INC.
RECONCILIATION OF SUPPLEMENTAL PRO FORMA FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP MEASURES
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended October 31, 2003
	Pro
	Forma	Adjustments		GAAP
Revenue	$242,528	$—		$242,528
Operating loss	(80,076)	(9,338)	[a]	(89,414)
Interest and other income	7,490	—		7,490
Diluted loss per share	$(0.24)	$(0.03)	[b]	$(0.27)
Shares	198,747	—		198,747

	Three Months Ended January 31, 2004
	Pro
	Forma	Adjustments		GAAP
Revenue	$636,289	$—		$636,289
Operating income	228,714	(10,104)	[c]	218,610
Interest and other income	7,170	—		7,170
Diluted earnings per share	$0.77	$(0.04)	[d]	$0.73
Shares	203,430	—		203,430

	Three Months Ended April 30, 2004
	Pro
	Forma	Adjustments		GAAP
Revenue	$712,953	$—		$712,953
Operating income	356,944	(9,813)	[e]	347,131
Interest and other income	4,774	—		4,774
Diluted earnings per share	$1.20	$0.13	[f]	$1.33
Shares	198,748	—		198,748

[a]	Reflects adjustments for amortization of purchased software of $3.3 million and amortization of purchased intangible assets of $6.0 million for the three months ended October 31, 2003.

[b]	Reflects the adjustments in item [a] and an adjustment for net gains on marketable securities of $0.1 million. Net of related income tax expense, these pro forma adjustments resulted in a $0.03 per diluted share adjustment for the three months ended October 31, 2003.

[c]	Reflects adjustments for amortization of purchased software of $3.3 million and amortization of purchased intangible assets of $6.8 million for the three months ended January 31, 2004.

[d]	Reflects the adjustments in item [c] and an adjustment for net gains on marketable securities of $0.1 million. Net of related income tax expense, these pro forma adjustments resulted in a $0.04 per diluted share adjustment for the three months ended January 31, 2004.

[e]	Reflects adjustments for amortization of purchased software of $3.4 million and amortization of purchased intangible assets of $6.4 million for the three months ended April 30, 2004.

[f]	Reflects the adjustments in item [e] and an adjustment for net gains on marketable securities of $0.1 million. Net of related income tax expense, these pro forma adjustments resulted in a $0.13 per diluted share adjustment for the three months ended April 30, 2004.

The pro forma, or non-GAAP, financial measures above should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with generally accepted accounting principles (“GAAP”). These pro forma financial measures are not prepared in accordance with GAAP and likely are different from pro forma financial measures used by other companies. Intuit’s management believes that these pro forma financial measures provide meaningful supplemental information regarding Intuit’s core operating results because they exclude amounts that are not necessarily related to Intuit’s core operating results. Intuit’s management refers to these pro forma financial measures in assessing the performance of Intuit’s ongoing operations and for planning and forecasting in future periods. These pro forma financial measures also facilitate management’s internal comparisons to Intuit’s historical operating results. In addition, Intuit has historically reported similar pro forma financial measures and believes that the inclusion of comparative numbers provides consistency in its financial reporting. Intuit computes pro forma financial measures using the same consistent method from quarter to quarter and year to year.

Intuit Facts...	Intuit Inc.
Q4 & FY04	Investor Relations (650) 944-5401
NASDAQ: INTU

Financial Outlook

	ACTUAL	ACTUAL	ACTUAL	ACTUAL	ACTUAL	ACTUAL
(millions)	Q1 FY04	Q2 FY04	Q3 FY04	Q4 FY04	FY04	FY03
QuickBooks	$42.8	$101.3	$73.0	$55.5	$272.6	$242.8
% of change YOY	11%	8%	31%	1%	12%	24%
Small Business Products & Services	$123.1	$145.3	$137.6	$138.5	$544.6	$454.9
% of change YOY	22%	20%	20%	18%	20%	35%
TurboTax	$5.2	$130.0	$344.7	$10.1	$490.0	$422.9
% of change YOY	(15%)	36%	10%	19%	16%	20%
Vertical Businesses	$26.3	$26.1	$27.5	$29.2	$109.1	$94.8
% of change YOY	40%	9%	7%	11%	15%	New
Prof. Accounting Solutions	$6.9	$156.8	$82.5	$5.7	$251.9	$243.4
% of change YOY	7%	4%	3%	(9%)	3%	8%
All Other	$38.2	$76.8	$47.6	$36.9	$199.5	$191.9
% of change YOY	(9%)	4%	6%	16%	4%	2%

Total Revenue	$242.5	$636.3	$713.0	$275.9	$1,867.7	$1,650.7
% of change YOY	14%	14%	12%	13%	13%	26%
GAAP Operating Income	($89.4)	$218.6	$347.1	($56.0)	$420.3	$343.2
Operating Income[A]	($80.1)	$228.7	$356.9	($28.7)	$476.9	$399.8
% of change YOY	NA	24%	11%	NA	19%	46%
Interest & Other Income	$7.5	$7.2	$4.8	$11.4	$30.8	$38.7
% of change YOY	(15%)	(8%)	(42%)	(18%)	(20%)	42%
GAAP Diluted EPS	($0.27)	$0.73	$1.33	($0.22)	$1.58	$1.63
Diluted EPS[A] not in millions	($0.24)	$0.77	$1.20	($0.06)	$1.67	$1.39
% of change YOY	NA	26%	14%	NA	20%	51%
Weighted Shares	198.7	203.4	198.7	190.9	200.1	211
Tax Rate[A]	34%	34%	34%	34%	34%	33%

[A]	These are pro forma, or non-GAAP, financial measures. They exclude acquisition related costs, pre-tax gains and losses related to marketable securities and other investments, and other similar items. See Tables B1, B2 and D2 for further explanation and GAAP reconciliation.

Corporate Metrics

	FYE/04	FYE/03	Q4/04	Q4/03
Capital Expenditure	$118.1M	$84.7M	$31.9M	$14.1M
Depreciation	$77.6M	$73.8M	$20.3M	$18.7M
Common Stock Outst.	190.1M	199.5M	190.1M	199.5M
Full Time Employees	6,698	6,624	6,698	6,624

FY04 Segment Composition

QuickBooks

Core (Basic, Pro, 5-Pack, Mac)
Premier
Point of Sale
Enterprise
Online Edition
OEM and Royalties

Small Business Products & Services

Payroll (Do It Yourself, Outsourced Payroll)
IT Solutions
QuickBooks Support Programs
Financial Supplies
Merchant Account Services

Consumer Tax (TurboTax)

ProTax

ProSeries
Lacerte

Vertical Businesses

Intuit Construction Business Solutions
Intuit Public Sector Solutions
Intuit Real Estate Solutions (MRI)
Intuit Distribution Management Solutions (Eclipse)

Intuit Facts	Intuit Inc.
Investor Relations (650) 944-5401
NASDAQ: INTU

Business Metrics

	Q4/FY02	Q1/FY03	Q2/FY03	Q3/FY03	Q4/FY03	Q1/FY04	Q2/FY04	Q3/FY04	Q4/FY04
QuickBooks
Basic & Pro units (thousands)	217	195	308	285	217	163	262	312	205
Premier units	17	15	37	35	35	26	62	60	44
Enterprise units	1	1	1	1	1	1	1	1	2

Total QuickBooks units sold[C]	235	211	346	321	253	190	325	373	251
Average Sales Price	$223	$217	$238	$241	$255	$256	$254	$256	$269
Sell Thru Channel Mix[D]
% of units at retail	64%	65%	56%	56%	49%	64%	54%	50%	60%
% of dollars at retail	64%	63%	54%	55%	47%	59%	49%	48%	53%
QuickBooks Retail Share[B]
Unit share FYTD	84%	76%	80%	82%	82%	78%	82%	83%	83%
Dollar share FYTD	89%	83%	87%	89%	89%	85%	89%	90%	90%
Small Business Products & Services (selected)
Payroll Customers (thousands)
Do It Yourself (standard)	675	665	681	711	739	753	776	806	807
Premier	26	26	25	25	24	24	23	22	21
Branded Outsourced	35	36	41	41	43	45	48	50	51

Total Payroll Customers	736	727	747	777	806	822	847	878	879
Consumer Tax
Federal TurboTax (millions)
Desktop units retail	NM	NM	2.1	2.1	NM	NM	2.4	2.3	NM
Desktop units direct	NM	NM	1.0	0.9	NM	NM	1.2	0.5	NM
Web units paid	NM	NM	0.3	2.1	0.1	NM	0.4	2.4	NM
Web units unpaid	NM	NM	0.1	1.2	NM	NM	0.1	0.6	NM

Total TurboTax units[C]	NM	NM	3.5	6.3	0.1	NM	4.1	5.8	NM
TurboTax Efile returns (millions)	NM	NM	1.1	11.0	0.2	NM	1.3	11.6	0.1
Sell Thru Channel Mix[D]
% of dollars at retail	NM	NM	50%	32%	NM	NM	51%	30%	NM
Federal TurboTax Retail Share[B]
Unit share FYTD	71%	NM	72%	71%	71%	NM	71%	72%	72%
Dollar share FYTD	81%	NM	80%	79%	79%	NM	81%	82%	82%
Professional Accounting Solutions
Professional Accounting Tax units (thousands)	NM	NM	89	7	NM	NM	90	7	NM
Efile returns (millions)	NM	0.1	0.5	8.0	0.2	0.2	0.6	12.7	0.4

[B]Source: NPD Group NPD Techworld Monthly Retail Software Report through July 2003 for FY02 and FY03. NPD Group Monthly Retail Software report through June.

[C]End-user purchases — or products customers have acquired and/or paid for at both retail and direct.

[D]Estimate based on subset of retailers reporting

NM: Not Meaningful

Intuit Facts	Intuit Inc.
FY05 Financial Outlook[E]	Investor Relations (650) 944-5401
NASDAQ: INTU

Guidance (Excludes Intuit Public Sector Solutions)

(millions)	Q1 FY05 E	FY05 E	FY04A
Small Business
QuickBooks Related			$653.9
% of change YOY		5%-10%	18%
Other Small Business			259.6 *
% of change YOY		6%-12%	14%
Tax
Consumer Tax			$490.0
% of change YOY		5%-10%	16%
Professional Tax			$251.9
% of change YOY		0%-5%	3%
Other Business			$199.5
% of change YOY		0%-5%	4%

Total Revenue	$251-$263	$1,966 - $2,022	1854.9 *
% of change YOY	5%-10%	6%-9%	13%
Pro forma Operating Income[A]	($85)-($75)	$535-$559	$476.9
Operating Margin %	NA	26%-28%	25.5%
GAAP Operating Income	($93)-($83)	$503-$527	$440.9 *
Other Interest & Expense	$2.0-$3.0	$17-$20	$30.8
Pro forma EPS[A]	($0.29)-($0.25)	$1.93-$2.01	$1.67
% of change YOY	NA	15%-20%	20%
GAAP EPS	($0.32)-($0.28)	$1.82-$1.90	$1.58
Basic Share Count	189-191	185-190	195.5
Fully Diluted Share Count	NA	189-194	200.1
Pro forma Tax Rate[A]	35%	34%	34%

*	FY04 revenue excludes IPSS revenue of $12.8M where noted. FY04 GAAP operating income excludes IPSS operating loss of $20.6 million. All other FY04 results include IPSS.

[E]	All of the information provided in the tables entitled “Detailed Guidance” that is not located under a column with a heading “FY04 A” is forward looking information. Please see the information under the caption “Cautions About Forward Looking Statements” in the pages accompanying the fact sheet for important information related to these statements. See tables D1 and D2 for GAAP reconciliation.

Segment Composition

Small Business

QuickBooks Related

      QuickBooks Software
      Financial Supplies
      Do It Yourself Payroll
      Point of Sale
      QuickBooks Support Programs
      Merchant Account Services

Other Small Business

      Outsourced Payroll
      IT Solutions
      Intuit Construction Business
      Intuit Real Estate Solutions (MRI)
      Intuit Distribution Management Solutions (Eclipse)

Tax

Consumer Tax (TurboTax)

Professional Tax

      ProSeries
      Lacerte

Other

Other Business

      Quicken
      Non-US

INTUIT INC.
NEW BUSINESS SEGMENTS

	Q102	Q202	Q302	Q402	FY02	Q103	Q203	Q303	Q403	FY03	Q104	Q204	Q304	Q404	FY04
Net Revenue
QuickBooks — Related	$87.1	$154.0	$115.0	$104.0	$460.1	$109.5	$174.1	$133.6	$135.4	$552.6	$129.9	$201.4	$169.9	$152.7	$653.9
Other Small Business	15.8	23.3	20.3	27.6	87.0	48.9	64.8	62.9	63.3	239.9	62.3	71.3	68.3	70.5	272.4
IPSS	—	—	—	1.9	1.9	2.9	2.8	3.5	3.5	12.7	3.2	2.9	3.1	3.6	12.8
Consumer Tax	4.2	86.1	244.9	15.9	351.1	6.0	95.3	313.1	8.5	422.9	5.2	130.0	344.7	10.1	490.0
Professional Tax	6.7	139.2	72.3	7.5	225.7	6.5	150.4	80.3	6.2	243.4	6.9	156.8	82.5	5.7	251.9
Other Businesses	44.6	73.2	38.6	31.9	188.3	41.9	73.5	44.8	31.7	191.9	38.2	76.8	47.6	36.9	199.5
Total Net Revenue	$158.4	$475.8	$491.1	$186.9	$1,312.2	$212.8	$558.1	$634.7	$245.1	$1,650.7	$242.5	$636.3	$713.0	$275.9	$1,867.7

Note: IPSS is included in Other Small Business

Segment Operating Income
QuickBooks — Related	$29.3	$82.6	$52.0	$43.9	$207.8	$37.5	$85.3	$61.4	$63.4	$247.6	$44.4	$97.1	$78.2	$69.3	$289.0
Other Small Business	(5.5)	(4.9)	(8.3)	(10.9)	(29.6)	(6.4)	(0.6)	3.2	3.6	(0.2)	(2.0)	3.3	2.3	8.1	11.7
IPSS	—	—	—	—	—	(0.1)	(0.6)	(0.4)	—	(1.1)	(0.4)	(0.4)	(0.1)	0.3	(0.6)
Consumer Tax	(16.3)	22.1	209.4	2.8	218.0	(15.0)	30.2	265.3	(8.9)	271.6	(21.9)	62.4	290.0	(10.2)	320.3
Professional Tax	(16.4)	107.0	48.2	(16.9)	121.9	(16.7)	118.6	55.6	(16.1)	141.4	(19.1)	119.2	57.6	(19.2)	138.5
Other Businesses	4.3	25.7	(1.4)	9.9	38.5	5.1	32.4	13.7	6.6	57.8	4.8	35.5	15.5	10.2	66.0
Total Segment Operating Income	$(4.6)	$232.5	$299.9	$28.8	$556.6	$4.5	$265.9	$399.2	$48.6	$718.2	$6.2	$317.5	$443.6	$58.2	$825.5

Note: IPSS is included in Other Small Business